                                                                      Exhibit 11
                                                                      ----------
             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

         Computation of Earnings Per Share of Common Stock (Unaudited)
--------------------------------------------------------------------------------

                                                                      Dollars and Shares in Millions
                                                                         (except per share data)
                                                                  --------------------------------------
                                                                  Three Months Ended   Six Months Ended
                                                                       June 30             June 30
                                                                  ------------------  ------------------
                                                                    1997      1996      1997      1996
                                                                  --------  --------  --------  --------
PRIMARY EARNINGS PER SHARE OF COMMON STOCK
 Shares of common stock
  Average shares outstanding                                          48.9      48.7     48.9      48.7
  Dilutive effect of stock options                                       -         -        -         -
                                                                     -----     -----    -----     -----
                                                                      48.9      48.7     48.9      48.7
                                                                     =====     =====    =====     =====

 Income before extraordinary loss                                    $40.1     $33.7    $71.3     $50.9
 Extraordinary loss                                                      -      14.5        -      14.5
                                                                     -----     -----    -----     -----
 Net income                                                           40.1      19.2     71.3      36.4
 Dividends on preferred stock, net of tax benefit on dividends applicable to leveraged Series E Preferred Stock held by
  the ESOP                                                             2.3       2.3      4.6       4.4
                                                                     -----     -----    -----     -----

 Net income applicable                                               $37.8     $16.9    $66.7     $32.0
                                                                     =====     =====    =====     =====

 Primary earnings per share of common stock
  Before extraordinary loss                                          $ .77     $ .65    $1.36     $ .96
  Extraordinary loss on early retirement of debt                         -      (.30)       -      (.30)
                                                                     -----     -----    -----     -----
  Net income                                                         $ .77     $ .35    $1.36     $ .66
                                                                     =====     =====    =====     =====

FULLY DILUTED EARNINGS PER SHARE OF COMMON STOCK
 Shares of common stock
  Average shares outstanding                                          48.9      48.7     48.9      48.7
  Assumed conversion of Series A and leveraged
   Series E Preferred Stock                                            3.1       3.0      3.1       3.0
  Dilutive effect of stock options                                      .1        .1       .1        .1
                                                                     -----     -----    -----     -----
                                                                      52.1      51.8     52.1      51.8
                                                                      ====     =====    =====     =====

 Income before extraordinary loss                                    $40.1     $33.7    $71.3     $50.9
 Extraordinary loss                                                      -      14.5        -      14.5
                                                                     -----     -----    -----     -----
 Net income                                                           40.1      19.2     71.3      36.4
 Dividends on antidilutive preferred stock                              .1        .1       .1        .2
 Additional ESOP funding required on conversion of leveraged
  Series E Preferred Stock, net of tax benefit                         2.0       2.0      4.0       3.9
                                                                     -----     -----    -----     -----

 Net income applicable                                               $38.0     $17.1    $67.2     $32.3
                                                                     =====     =====    =====     =====

 Fully diluted earnings per share of common stock
  Before extraordinary loss                                          $ .73     $ .61    $1.29     $ .90
  Extraordinary loss on early retirement of debt                         -      (.28)       -      (.28)
                                                                     -----     -----    -----     -----
  Net income                                                         $ .73     $ .33    $1.29     $ .62
                                                                     =====     =====    =====     =====

NOTE: In the three-month and six-month periods ended June 30, 1997, the assumed conversion of non-leveraged Series E Preferred Stock was antidilutive. In the three-month and six-month periods ended June 30, 1996, the assumed conversions of Series A Preferred Stock and non-leveraged Series E Preferred Stock were antidilutive.

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